Valiant Healthcare, Inc.

Financial Statements

December 31, 2009 and 2008

Independent Auditors’ Report

To the Board of Directors
Valiant Healthcare, Inc.
Coral Springs, FL

We have audited the accompanying balance sheets of Valiant Healthcare, Inc. as of December 31, 2009 and 2008, and the related statements of income for the period ending December 31, 2009 and 2008, changes in stockholders’ equity and cash flows for the years then ended.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Valiant Healthcare, Inc. as of December 31, 2009 and 2008, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Daszkal Bolton LLP

Boca Raton, FL
June 22, 2010

2401 NW Boca Raton Boulevard ♦ Boca Raton, FL 33431-6632 ♦ t: 561.367.1040 ♦ f: 561.750.3236
4455 Military Trail, Suite 201 ♦ Jupiter, FL 33458-4843 ♦ t: 561.622.8920 ♦ f: 561.624.1151
490 Sawgrass Corporate Parkway, Suite 200 ♦ Sunrise, FL 33325-6254 ♦ t: 954.974.3544  ♦ f: 954.974.3680

PCAOB Registered    www.daszkalbolton.com     Affiliated Offices Worldwide

Valiant Healthcare, Inc.
Balance Sheets
December 31, 2009 and 2008

	2009	2008
ASSETS

Current assets:
Cash	$81,171	$25,142
Accounts receivable, net	221,803	160,213
Prepaid expenses	5,821	3,595
Other receivables	106,142	-
Notes receivable - deferred revenue	187,300	-
Notes receivable	77,349	40,254
Total current assets	679,586	229,204

Property and equipment, net	89,878	39,676

Other assets:
Security deposits	13,800	13,500
Long term receivables	81,544	-
Notes receivable - deferred revenue	82,050	-
Notes receivable, net of current portion	-	32,276
Total other assets	177,394	45,776

Total assets	$946,858	$314,656

LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
Accounts payable	$39,543	$13,878
Accrued expenses	87,036	46,061
Capital lease, current maturities	8,599	7,761
Notes payable, current maturities	8,871	-
Deposit on prospective units	-	40,000
Deferred revenue	187,300	-
Promissory notes	50,000	-
Income taxes payable	62,506	-
Total current liabilities	443,855	107,700

Commitments and contingencies

Long-term liabilities:
Capital lease, net of current maturities	5,439	14,038
Notes payable, net of current maturities	42,672	-
Deferred revenue	82,050	-
Total long-term liabilities	130,161	14,038

Total liabilities	574,016	121,738

Stockholder's equity:
Preferred stock, $.0001 par value; 5,000,000 shares authorized;
0 shares issued and outstanding at December 31, 2009	-	-
Common stock, $.0001 par value; 95,000,000 shares authorized;
12,266,000 shares issued and outstanding at December 31, 2009	1,227	90
Additional paid-in-capital	91,839	13,856
Retained earnings	279,776	178,972
Total stockholder's equity	372,842	192,918

Total liabilities and stockholder's equity	$946,858	$314,656

See accompanying notes to financial statements.

Valiant Healthcare, Inc.
Statements of Income
For the Years Ended December 31, 2009 and 2008

	2009	2008

Revenue	$1,505,065	$1,174,525

Expenses:
Sales and marketing	111,942	104,761
General and administrative	1,218,615	1,009,164
Total expenses	1,330,557	1,113,925

Operating income	174,508	60,600

Other expenses
Interest expense (income)	6,639	(186)
Other expenses	4,559	2,074
Total other expenses	11,198	1,888

Income from operations	163,310	58,712

Federal and state income tax (expense) benefit:
Current	(101,234)	(8,807)
Deferred	38,728	-
	(62,506)	(8,807)

Net income	$100,804	$49,905

See accompanying notes to financial statements.

Valiant Healthcare, Inc.
Statements of Changes in Stockholder’s Equity
For the Years Ended December 31, 2009 and 2008

					Additional
	Preferred Stock		Common Stock		Paid-In	Retained
	Shares	Par Value	Shares	Par Value	Capital	Earnings	Total

Balance, December 31, 2007	-	$-	900,000	$90	$5,049	$129,067	$134,206

Income taxes					8,807		8,807

Net income	-	-	-	-	-	49,905	49,905

Balance, December 31, 2008	-	$-	900,000	$90	$13,856	$178,972	$192,918

Stock issued in recapitalization	-	-	10,950,000	1,095	(1,095)	-	-

Shares issued to employees for compensation	-	-	416,000	42	3,078	-	3,120

Warrants and options issued to employees	-	-	-	-	76,000	-	76,000

Net income	-	-	-	-	-	100,804	100,804

Balance, December 31, 2009	-	$-	12,266,000	$1,227	$91,839	$279,776	$372,842

See accompanying notes to financial statements.

Valiant Healthcare, Inc.
Statements of Cash Flows
For the Years Ended December 31, 2009 and 2008

	2009	2008
Cash flows from operating activities:
Net income	$100,804	$49,905
Adjustments to reconcile net income to net cash provided by
operating activities
Depreciation expense	17,814	12,071
Income taxes	-	8,807
Share-based compensation	79,120	-
(Increase) decrease in:
Accounts receivable, net	(61,590)	(109,709)
Prepaid expenses	(2,226)	(3,595)
Other receivables	(106,142)	-
Long term receivables	(81,544)	-
Security deposits	(300)	-
Increase (decrease) in:
Accounts payable	25,665	8,921
Accrued expenses	40,975	23,838
Deposit on prospective units	(40,000)	40,000
Income taxes payable	62,506	-
Net cash provided by operating activities	35,082	30,238

Cash flows from investing activities:
Notes receivable, payments	10,798	1,058
Notes receivable, borrowings	(15,617)	(10,340)
Purchase of property and equipment	(12,943)	(2,257)
Net cash used in investing activities	(17,762)	(11,539)

Cash flows from financing activities:
Payments under captial lease obligations	(7,761)	(7,004)
Note payable, payments	(3,530)	-
Proceeds from sale of promissory notes	50,000	-
Net cash provided by (used) in financing activities	38,709	(7,004)

Net increase in cash	56,029	11,695
Cash, beginning of year	25,142	13,447
Cash, end of year	$81,171	$25,142

Supplemental cash flow information
Cash paid for interest	$3,367	$1,817
Notes payable, vehicle purchased	$55,073	$-
Taxes paid	$-	$-

See accompanying notes to financial statements.

Valiant Healthcare, Inc.
Notes to the Financial Statements

Note 1 – Nature of Business

Valiant Healthcare, Inc. (the “Company”) was formed as a blank check company under the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 7 and was incorporated under the laws of the State of Delaware on June 24, 2008.

On April 1, 2009, the Company consummated the acquisition of the domestic franchise-related assets of Accessible Healthcare Services, Inc., a Florida corporation, doing business as Accessible Home Health Care.  Accessible Healthcare Services, Inc. was incorporated under the “Accessible Home Health Care” name and marks on August 1, 2005.  Valiant continues operating under the “Accessible Home Health Care” name operating and selling franchises.

Note 2 – Summary of Significant Accounting Policies

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and Cash Equivalents
The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.  At December 31, 2009 and 2008, there were no cash equivalents.

Accounts Receivable
Substantially all accounts receivable are due from franchisees for royalties and support services.   The accounts receivable are collateralized by the franchise unit.  Management individually reviews all accounts receivable balances and estimates the portion, if any, of the balance that will not be collected.   The allowance for doubtful accounts at December 31, 2009 and 2008 was $9,631 and $0, respectively.  Bad debt expense of $19,000 was recognized in 2009.

Property and Equipment
Property and equipment are stated at cost and depreciated using the straight-line method over the following estimated useful lives of the assets.

Deposits
As of December 31, 2008, deposits consist of security deposits for multiple locations totaling $40,000.  All deposits are carried at the lower of fair value or cost.

Share-based compensation
In December 2004, the FASB issued FASB ASC 718, “Share-Based Payment”, which requires all share-based payments to employees, including grants of Company stock options to Company employees, as well as other equity-based compensation arrangements, to be recognized in the financial statements based on the grant date fair value of the awards.  Compensation expense is generally recognized over the vesting period.  During fiscal 2009, the Company recognized share-based compensation expense totaling $76,000.

Valiant Healthcare, Inc.
Notes to the Financial Statements

Note 2 – Summary of Significant Accounting Policies, continued

Franchise Revenue Recognition Policy
Revenues earned include initial franchise fees, continuing service fees, and royalties.  Continuing service fees and royalties are recognized in the period in which they are earned.  Franchise fee revenue is recognized and fully earned upon the signing and acceptance of the franchise agreement and franchise fee by both parties.  FASB ASC 952-605-25 stipulates that initial franchise fee revenue from a franchise sale should be recognized when the franchiser has substantially performed or satisfied all material services or conditions relating to the sale.  Substantial performance has occurred when the franchisor has: (a) no remaining obligations or intent to refund any cash received or to forgive any unpaid notes or receivables; (b) performed substantially all of the initial services required by the franchise agreement (such as providing assistance in site selection, obtaining facilities, advertising, training, preparing operating manuals, bookkeeping, or quality control); and (c) met all other material conditions or obligations.

Costs and expenses are recognized during the period in which they are incurred.

Advertising Costs
The Company’s policy is to report advertising costs as expensed in the periods in which the costs are incurred.  The total amounts charged to advertising expenses were approximately $56,678 and $36,711 for the years ended December 31, 2009 and 2008, respectively.

Date of Management Review
The Company evaluates events and transactions occurring subsequent to the date of the financial statements for matters requiring recognition or disclosure in the financial statements.  The accompanying financial statements consider events through June 22, 2010 the date at which, the financial statements were available to be issued.

Recent Accounting Pronouncements
Fair Value Measurements and Disclosures — In January 2010, the FASB issued ASU 2010-06, Fair Value Measurements and Disclosures (Topic 820) – Improving Disclosures about Fair Value Measurements, which provides additional guidance relating to fair value measurement disclosures. Specifically, companies will be required to separately disclose significant transfers into and out of Level 1 and Level 2 measurements in the fair value hierarchy and the reasons for those transfers. For Level 3 fair value measurements, the new guidance requires a gross presentation of activities within the Level 3 roll forward.  Additionally, the FASB also clarified existing fair value measurement disclosure requirements relating to the level of disaggregation, inputs, and valuation techniques. This ASU is effective for interim or annual reporting periods beginning after December 15, 2009, except for the detailed Level 3 disclosures, which are effective for interim or annual reporting periods beginning after December 15, 2010. Since ASU 2010-06 only affects disclosure requirements, the adoption of these provisions will have no impact on the Company’s combined consolidated financial statements.

Accounting Standards Codification — The FASB issued ASC 105, Generally Accepted Accounting Principles, which establishes the FASB Accounting Standards CodificationTM, or the “Codification,” as the source of authoritative U.S. generally accepted accounting principles recognized by the FASB to be applied by nongovernmental entities.  Rules and interpretive releases of the Securities and Exchange Commission, or “SEC,” under authority of federal securities laws are also sources of authoritative guidance for SEC registrants.  All guidance contained in the Codification carries an equal level of authority.  All non-grandfathered, non-SEC accounting literature not included in the Codification is superseded and deemed non-authoritative. FASB ASC 105 is effective for financial statements issued for interim and annual periods ending after September 15, 2009.  The adoption of FASB ASC 105 had no impact on the Company’s combined consolidated financial statements.

Valiant Healthcare, Inc.
Notes to the Financial Statements

Note 3 – Fair Value Disclosure

The carrying value of cash, accounts receivable, prepaid expense, notes receivable, accounts payable, accrued expenses and notes payable approximate their fair value because of their short maturities.

Note 4 – Furniture, fixtures and Equipment

Furniture, fixture and equipment consisted of the following at December 31, 2009 and 2008:

Certain non-cancelable leases are classified as capital leases, and the leased assets are included in furniture, fixture and equipment.  Any obligation under a capital lease is capitalized at a fixed rate of interest and is collateralized by the corresponding equipment.

	Estimated Useful Lives (in Years)	2009	2008

Furniture and fixtures	3-10	$42,079	$39,979
Computer and equipment	3-10	28,424	27,580
Vehicles	3-5	65,073	-
		135,576	67,559
Less: accumulated depreciation		(45,698)	(27,883)
Property and equipment, net		$89,878	$39,676

Amortization expense is included with depreciation expense for the years ended December 31, 2009 and 2008.  Depreciation expense related to furniture, fixture and equipment totaled $17,814 and $12,071 for the years ended December 31, 2009 and 2008, respectively.

Note 5 – Notes Receivable

The Company has notes receivable due from three franchisees for operating loans that mature in October 2010.   These loans are collateralized by the franchise unit and mature at various dates in 2010.

Note 6 – Long Term Receivables

Long term receivables consists of certain amounts receivable from two franchisors.  The company is working with these franchisors to remarket to new franchisors and recover the outstanding receivable balances.  Management feels these accounts are collectible and as such has not established a valuation reserve for them.

Valiant Healthcare, Inc.
Notes to the Financial Statements

Note 7– Notes Payable

The Company has a note payable to an institution that bears interest at 6.9% per annum and is collateralized by the company vehicle.  Payments are due monthly and the note matures on February 2015.

Maturities on the note payable are as follows:

For the Years Ended December 31,
2010	$8,871
2011	9,439
2012	10,112
2013	10,832
2014	11,604
Thereafter	685
$51,543

Note 8 – Commitments

The future minimum lease payments required under the office facility operating lease, the furniture, fixtures and equipment capital leases and the present value of the net minimum lease payments as of December 31, 2009, are as follows:

	Capital	Operating
For the Years Ended December 31,	Leases	Leases

2010	$9,648	$93,304
2011	5,628	98,001
2012	-	85,046
2013	-	-
2014	-	-
Thereafter	-	-
Total minimum lease payments	15,276	$276,351
Less: amount representing interest	(1,238)
Present value of net minimum lease payments	14,038
Less: current maturities of capital lease obligations	(8,599)
Long-term capital lease obligations, net	$5,439

Rental expense under operating leases was $109,825 and $82,342 in 2009 and 2008, respectively.

Valiant Healthcare, Inc.
Notes to the Financial Statements

Note 9 – Franchising

The Company executes franchise agreements that set the terms of its arrangement with each franchisee. The franchise agreements require the franchisee or licensee to pay an initial, fee of $46,500, currently and 5% royalties on gross sales as well as fees for services to franchisee for set fees.  Subject to the Company’s approval and payment of a renewal fee, a franchisee may generally renew its agreement upon its expiration. Direct costs of sales and servicing of franchise and license agreements are charged to general and administrative expenses as incurred. When an individual franchise is sold, the Company agrees to provide certain services to the franchisee, including site selection, training, systems implementation, and design of a quality control program. The Company recognizes initial fees as revenue when substantially all initial services required by the franchise are performed, which is generally upon opening of an office. However, when revenue from initial fees is collectible over an extended period of time, and collectability is not reasonably assured, revenue is recognized using the installment method as fees are collected. Continuing fees are recognized as earned, with an appropriate provision for estimated uncollectible amounts charged to general and administrative expense. The Company has not renewed any franchisees as the original term has not expired.  The Company will recognize renewal fees in income when a renewal agreement becomes effective.

Revenue consisted of the following for the years ended December 31, 2009 and 2008:

	2009	2008

Franchise sales	$895,200	$796,546
Franchise support revenues	608,864	377,979
Other revenue	1,001	-
Total revenue	$1,505,065	$1,174,525

In 2009, the company began selling multiple unit franchises and has deferred the recognition of revenue related to these sales.  Deferred revenue at December 31, 2009 represents that portion of total revenue from initial franchise sales accounted for using the installment method. Amounts deferred as of December 31, 2009 was $269,350 included in notes receivable on the balance sheet.

Note 10 – Promissory notes

In April and July, 2009, the Company issued to certain investors promissory notes in the aggregate principal amount of $50,000. The notes bear interest at a 12% per annum.  Interest payments are to be made quarterly.  All principal and interest on the notes were due on March 31, 2010.  The promissory notes had purchase warrants attached that entitled the note holder to purchase a specific number of shares of The Company’s stock at $.50 per share prior to maturity.  As of December 31, 2009 no purchase warrants were exercised.

Note 11– Income Taxes

In 2009, the Company adopted the provisions of FASB Interpretation No.48 (FIN 48), under the provisions of Accounting for Income Taxes (ASC 740-10), the Company records a liability for uncertain tax positions when it is probable that a loss has been incurred and the amount can be reasonably estimated. As of December 31, 2009, the Company has no liabilities for uncertain tax positions.  The Company continually evaluates expiring statutes of limitations, audits, proposed settlements, changes in tax law and new authoritative rulings.

Valiant Healthcare, Inc.
Notes to the Financial Statements

Note 11– Income Taxes, continued

Deferred income taxes are provided for the temporary differences between the financial reporting basis and the tax basis of the Company’s assets and liabilities. Differences are primarily attributable to depreciation of assets, allowance for doubtful accounts and stock based compensation.

Net deferred tax assets are computed at the statutory federal and state income tax rates in effect at the end of the year and consist of the following components as of December 31:

2009
Deferred tax assets
Change in allowance for doubtful accounts	$3,500
Depreciation expense	6,474
Stock-based compensation	28,754
$38,728

The income tax provision differs from the amount of income tax determined by applying the U.S. federal income tax rate to pretax income due to the following:

2009
Computed "expected" tax expense	$53,299
Increase (decrease) in income taxes resulting from:
Effect of non-temporary differences	2,834
Effect of state taxes (net of federal benefit)	6,373
$62,506

Note 12 – recapitalization

On April 1, 2009 The Company acquired all of the outstanding common stock of Accessible Healthcare Services, Inc. For accounting purposes, the acquisition has been treated as an acquisition of Valiant Healthcare, Inc. by Accessible Healthcare Services, Inc. and as a recapitalization of Accessible Healthcare Services, Inc.  The historical financial statements prior to April 1, 2009 are those of Accessible Healthcare Services, Inc.

Note 13 – Share-Based Compensation

On April 1, 2009, the Company granted to certain employees options to purchase shares of the Company’s common stock at $.25 per share.  The options vested immediately, and are exercisable for a period of ten years from the date of grant.

Using the Black-Scholes-Merton option pricing model, management has determined that the options and issued in 2009 have a value of $.01 per share. Total compensation cost was $76,000 for the year ended December 31, 2009.

Valiant Healthcare, Inc.
Notes to the Financial Statements

Note 13 – Share-Based Compensation, continued

The assumptions used and the calculated fair value of options are as follows:

Expected dividend yield	0%
Risk-free interest rate	3.89%
Expected life in years	10
Expected volatility	400%
Weighted average fair value of options granted	$0.25

The following is an analysis of options to purchase shares of the Company’s stock issued and outstanding:

	Total Options	Weighted average exercise price
Options outstanding at January 1, 2009	-
Granted	7,900,000	$0.25
Exercised	-	$-
expired/cancelled	250,000	$0.25
Options outstanding at January 1, 2009	7,650,000	$0.25

Exercisable	7,550,000	$0.25

Warrants
As of December 31, 2009 the Company had issued 50,000 warrants to purchase shares of common stock with an average strike price of $.50 per share, of which none have been exercised.

Using the Black-Scholes-Merton option pricing model, management has determined that the warrants have a value of $.01 per share. Total compensation cost was $500 for the year ended December 31, 2009.

At December 31, 2009, unrecognized compensation cost related to non-vested awards totaled $1,000.

Note 14 – subsequent events

On May 26, 2010 the holders of the $50,000 promissory notes were issued shares of common and preferred stock for payment, $375 was recorded to interest expense.